UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)           May 25, 2006
                                                --------------------------------
                                 Six Flags, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                 1-13703                            13-3995059
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         (Commission File Number)        (IRS Employer Identification No.)

        1540 Broadway; 15th Floor
           New York, New York                         10036
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(Address of Principal Executive Offices)            (Zip Code)

                                 (212) 652-9403
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              (Registrant's Telephone Number, Including Area Code)


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        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

      At the Annual Meeting of Stockholders of Six Flags, Inc. (the "Company") held on May 25, 2006, the Company's stockholders approved the following two equity compensation plans.

Six Flags, Inc. 2006 Stock Option and Incentive Plan

      The Six Flags, Inc. 2006 Stock Option and Incentive Plan (the "Stock Option Plan") became effective as of May 25, 2006 and will remain in effect until April 6, 2016, the date the Company's Board of Directors approved the Stock Option Plan, unless sooner terminated in accordance with its terms. The Compensation Committee of the Company's Board of Directors (the "Committee") has full discretion and authority to determine the employees and directors eligible to participate in the Stock Option Plan and the times and types of awards to be granted. Under the Stock Option Plan, the Committee may grant awards of non-qualified stock options, incentive stock options, stock appreciation rights and restricted stock. A total of 2,000,000 shares of the Company's common stock have been reserved for issuance under the Stock Option Plan.

      A copy of the Stock Option Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Additional information about the Stock Option Plan can also be found in the Company's definitive proxy statement on Schedule 14A for the 2006 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 25, 2006, in the section of the proxy statement entitled "Proposal 4: Approval of the 2006 Stock Option and Incentive Plan."

Six Flags, Inc. 2006 Employee Stock Purchase Plan

      The Six Flags, Inc. 2006 Employee Stock Purchase Plan (the "ESPP") became effective as of May 25, 2006 and will remain in effect until May 25, 2016, unless sooner terminated in accordance with its terms. The Committee has full discretion and authority to determine the date on which the Company will commence an offering to all eligible employees for the purchase of common stock. An offering shall not have a term longer than 27 months and may have a purchase price of not less than 95% of the fair market value of a share of the Company's common stock on the last day of that offering. A total of 500,000 shares of the Company's common stock have been reserved for purchase by eligible employees under the ESPP.

      A copy of the ESPP is attached hereto as Exhibit 10.2 and is incorporated herein by reference. Additional information about the ESPP can also be found in the Company's definitive proxy statement on Schedule 14A for the 2006 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 25, 2006, in the section of the proxy statement entitled "Proposal 5:
Approval of Employee Stock Purchase Plan."

Item 8.01   Other Events.

      At the Annual Meeting of Stockholders, the Company's stockholders also (1) elected the following directors for a one-year term expiring at the 2007 Annual Meeting of Stockholders: Daniel M. Snyder, Mark Shapiro, C.E. Andrews, Mark Jennings, Jack Kemp, Robert J. McGuire, Perry Rogers, Dwight C. Schar and Harvey Weinstein; (2) ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006;
(3) ratified the Company's reimbursement of certain expenses incurred by Red Zone LLC in connection with its successful consent solicitation and (4) approved the amendment to the Company's By-Laws to permit vacancies on its Board of Directors to be filled by either the remaining members of the Board of Directors or the Company's stockholders. The text of the amendment to the Company's By-Laws is attached hereto as Exhibit 3.1.

Item 9.01   Financial Statements and Exhibits.

      (d)   Exhibits

      3.1   Text of Amendment to By-Laws.

      10.1  Six Flags, Inc. 2006 Stock Option and Incentive Plan

      10.2  Six Flags, Inc. 2006 Employee Stock Purchase Plan

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SIX FLAGS, INC.



                                    By:  /s/ James M. Coughlin
                                       --------------------------------------
                                       Name:  James M. Coughlin
                                       Title: Vice President and General Counsel

Date: May 30, 2006

                                  EXHIBIT INDEX

                                                               Paper (P) or
 Exhibit No.                    Description                   Electronic (E)
 -----------   --------------------------------------------   --------------

     3.1       Text of Amendment to By-Laws.                        E

     10.1      Six Flags, Inc. 2006 Stock Option and                E
               Incentive Plan

     10.2      Six Flags, Inc. 2006 Employee Stock Purchase         E
               Plan